EXHIBIT 99.1

                           UNANIMOUS WRITTEN CONSENT

                         BY THE BOARD OF DIRECTORS OF

                            NEXAM ACQUISITION CORP.

                            A DELAWARE CORPORATION

                             IN LIEU OF A MEETING


       Pursuant  to  the  Delaware General Corporation Law, as  amended,  which provides that any action required  to  be  taken  at  a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in  writing setting forth the action so taken shall be signed  by  all  of  the directors,  the  undersigned,  being  all of the directors of NEXAM ACQUISITION

CORP., a Delaware corporation (the "Corporation"),  do hereby waive any and all notices  that may be required to be given with respect  to  a  meeting  of  the directors  of  the  Corporation and do hereby take, ratify, affirm, and approve the following actions:


       RESOLVED, that  the  following resolutions will be effective immediately following the consummation of the Share Purchase Agreement, dated May 12, 2008,

between William Tay and G.J. de Klerk;


       RESOLVED, that the number of board seats is hereby increased to two (2),

and G.J. de Klerk is hereby appointed  as a Director of the Corporation to fill the newly created board seat, to hold such office until the next annual meeting of shareholders;


       RESOLVED, that the resignation of  William  Tay as President, Secretary,

Treasurer and Director of the Corporation is hereby accepted, and the number of board seats is hereby decreased to one (1);


       RESOLVED,  that G.J. de Klerk is hereby appointed  as  President,  Chief

Executive Officer,  Chief  Financial  Officer,  Treasurer  and Secretary of the

Corporation;


       RESOLVED, that the appropriate officers of the Corporation  be, and they hereby  are,  authorized and directed to take all such further actions  and  to execute and deliver  all  such  instruments  and  documents  in the name and on behalf  of  the Corporation, and under its corporate seal or otherwise,  as  in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

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       The undersigned,  being  all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 14th of May, 2008, notwithstanding the actual date of the signing.




                                        /s/ William Tay
                                        ----------------------------------
                                        William Tay


                                        /s/ G.J. de Klerk
                                        ----------------------------------
                                        G.J. de Klerk

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I, G.J. de Klerk, hereby accept my appointment as Director, President, Chief
Executive Officer, Chief Financial Officer, Treasurer and Secretary of Nexam Acquisition Corp., a Delaware corporation.


/s/ G.J. de Klerk
----------------------------------
G.J. de Klerk
Dated: May 14, 2008



I, William Tay, hereby resign as President, Secretary, Treasurer and Director of Nexam Acquisition Corp., a Delaware corporation, effective immediately following the consummation of the Share Purchase Agreement, dated May 12, 2008, between William Tay and G.J. de Klerk.

I, William Tay, hereby waive and renounce any claim against said corporation, including any claim for accrued but unpaid wages, severance, compensation or benefits.


/s/ William Tay
----------------------------------
William Tay
Dated: May 14, 2008